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                                                                   EXHIBIT 10.10

                                PLEDGE AGREEMENT


         PLEDGE AGREEMENT dated as of August 20, 1993 from Object Design, Inc., a Massachusetts corporation (the "Pledgor") to Fleet Bank of Massachusetts, N.A. (the "Pledgee").

         1. PLEDGE. The Pledgor hereby pledges and assigns to the Pledgee, and hereby grants a security interest to the Pledgee in, 1,000 shares of Common Stock, $0.01 par value, of Object Design Security Corporation, a Massachusetts corporation (the "Company"), such shares (together with any other shares or property which hereafter is required to be pledged tot he Pledgee) being herein called the "Collateral". The Pledgor is simultaneously herewith delivering to the Pledgee certificates representing the Collateral, together with duly executed blank stock powers transferring same.

         2. SECURITY. This Agreement is made by the Pledgor with the Pledgee to secure the following (collectively, the "Obligations"): (i) payment and performance of the obligations of the Pledgor under that certain letter agreement dated June 23, 1993, as amended (as so amended, the "Letter Agreement") between the Pledgor and the Pledgee, (ii) payment of the $500,000 promissory note dated June 23, 1993 (the "revolving Note") made by the Pledgor and payable to the order of the Pledgee, (iii) payment of the $1,500,000 promissory note dated June 23, 1993 (the "Term Note") made by the Pledgor and payable to the order of the Pledgee and (iv) payment and performance of all other obligations, agreements, covenants, undertakings and liabilities of the Pledgor to the Pledgee, all whether now existing or hereafter arising.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pledgor represents, warrants and covenants that: (a) the Collateral is validly issued, fully paid and non-assessable, and the Pledgor has good and valid title to the same, free and clear of any liens, charges or encumbrances thereon or affecting the title thereto (except for the security interest created hereby), (b) the Pledgor has good right and lawful authority to pledge, assign, transfer, deliver, deposit, set over and confirm unto the Pledgee the Collateral as provided herein and will warrant and defend the title thereto and the lien thereon conveyed to the Pledgee by this Agreement against all claims of all persons and
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will maintain and preserve such lien, (c) the execution, delivery and performance of this Agreement and the delivery of the Collateral to the Pledgee do not and will not contravene the charter documents or by-laws of the Pledgor or the Company or any agreement, commitment, indenture, contract or other obligation or restriction affecting the Company or the Pledgor or any of their respective properties, (d) this Agreement and the delivery of the Collateral to the Pledgee create in the Pledgee a fully perfected first security interest in the Collateral, (e) the Pledgor owns and will at times own 100% of each class of outstanding equity securities of the Company and the Collateral constitutes and will at all times continue to constitute 100% of each class of outstanding equity securities of the Company, and (f) this Agreement is the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its like title to and right to pledge any other property of the Pledgor at any time hereafter required to be pledged to the Pledgee hereunder, that the Pledgee will have a like security interest in such other property and that the Pledgor will likewise defend such other property and that the Pledgor will likewise defend the Pledgee's rights and security interest therein.

         4. EVENTS OF DEFAULT. As used herein, an "Event of Default" shall be deemed to have occurred upon the occurrence of any one or more of the following:
(a) any representation or warranty of the Pledgor made herein or in the Letter Agreement or in connection with any of the transactions contemplated thereby (or any representation made by the Company in its inducement letter of even date herewith) shall at any time prove to have been incorrect in any material respect when made; or (b) the Pledgor shall fail to perform, fulfill or observe any covenant or agreement contained herein and such failure shall continue unremedied for ten (10) days after written notice thereof to the Pledgor; or (c) any "Event of Default" (as defined in the Letter Agreement) shall exist; or (d) any other failure or default shall exist, beyond the expiration of any applicable notice an/or grace period, under any other Obligation or any other agreement, understanding or undertaking, now existing or hereafter arising or entered into, which is given or made by the Pledgor and/or the Company to, with or for the benefit of the Pledgee (including, without limitation, the aforesaid inducement letter); or (e) the Collateral pledged hereunder in which the Pledgee has a fully perfected first priority security interest shall for any reason


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not constitute 100% of the outstanding shares of each class of equity securities of the Company. Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote any and all shares of the Collateral and give consents, waivers and ratifications in respect thereof; PROVIDED, HOWEVER, that no vote shall be cast of consent, waiver or ratification given or action taken which would be inconsistent with any of the provisions hereof or of the Letter Agreement or which would involve any violation of any such provisions. All such rights of the Pledgor to vote and give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and the Pledgee shall give the notice referred to in the following sentence. At any time after the occurrence and during the continuance of an Event of Default, and upon written notice by the Pledgee of its intention to do so, the Pledgee may vote any or all shares of the Collateral (whether or not transferred as hereinafter provided) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, so to do), and at any such time the Pledgee may transfer into the Pledgee's name, or into the name of the Pledgee's nominee, any or all shares of the Collateral. The Pledgor hereby irrevocably constitutes and appoints the Pledgee the Pledgor's agent and attorney-in-fact, with full power of substitution, to execute (in the name and on behalf of the Pledgor) and deliver all stock transfer powers and other documents which the Pledgee may reasonably require in order to carry out the intent of this Section
4. The Pledgee being a secured party with respect to the Collateral, the rights and powers conferred by this Section are expressly agreed to be coupled with an interest and, therefore, irrevocable.

         5. DIVIDENDS. Unless and until an Event of Default shall have occurred and be continuing, all such cash dividends paid by the Company in respect of the Collateral may be received by the Pledgor; otherwise all dividends shall be paid to the Pledgee.

         6. REMEDIES IN CASE OF AN EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall have the rights and remedies available to a secured party under the Uniform Commercial Code in effect at the time in


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The Commonwealth of Massachusetts. The Pledgee may, upon ten (10) days' notice in writing to the Pledgor (the Pledgor agreeing that such notice shall be deemed to meet any requirement for reasonable notice), sell, assign and deliver the whole or, from time to time, any part of the Collateral, or any interest in any part thereof, at any private sale or at public auction, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its uncontrolled discretion may determine, the Pledgor hereby waiving and releasing any and all right or equity of redemption whether before of after sale hereunder; at any such public auction the Pledgee may bid for and purchase the whole or any portion of the Collateral and may make payment therefor by any means. The Pledgee shall apply the cash proceeds received by it from any sale or other disposition, together with any other moneys at the time held by it hereunder, to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, and all legal expenses, travel and other reasonable expenses which may be incurred by the Pledgee in collecting or attempting to collect any of the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to such sums in such order as to principal or interest remaining unpaid as the Pledgee in its sole discretion may reasonably determine, and any surplus shall be paid to the Pledgor. The Pledgee shall not be required to resort to or marshall any present of future security for, or guaranties of, the Obligations secured hereby (including, but not limited to, this Agreement and the Collateral pledged hereunder), or to resort to any such security or guaranties in any particular order. The Pledgee's remedies shall be cumulative with all other rights, however existing or arising, and may be exercised concurrently or separately. Neither failure nor delay on the Pledgee's part to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other further exercise thereof or the exercise of any other right, remedy, power or privilege.

         The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the collateral by reason of certain prohibitions contained in the Securities Act of 1993, as amended


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(the "Act"), but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution of resale thereof. The Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner because they were private sales. The Pledgee shall be under no obligation to delay a sale for the period of time necessary to permit the issuer of the securities to register such securities for public sale under the Act, even if the issuer would agree to do so. The Pledgee agrees that it will not offer for sale or sell any of the Collateral in violation of any applicable securities laws.

         7. PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any amendment or modification of or addition of supplement to the Letter Agreement, the Revolving Note, the Term Note or any other instrument referred to therein or delivered in connection with the Revolving Loans and/or the Term Loan (each as defined in the Letter Agreement), or any assignment or transfer of any thereof; (b) any exercise or non-exercise by the Pledgee of any right, remedy, power or privilege under or in respect of this Agreement, the Letter Agreement, the Revolving Note, the Term Note or any such other instrument or any Obligation; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Letter Agreement, the Revolving Note, the Term Note or any such other instrument or any Obligation; or readjustment, composition, liquidation, or the like, of the Pledgor and/or the Company; all whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

         8. TRANSFER BY THE PLEDGOR. Without the prior written consent of the Pledgee, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of, the Collateral or any interest therein, other than the pledge contained in this Agreement.

         9. TERMINATION. Upon the payment and performance of all Obligations and the termination of any and all commitments and


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credit facilities now or hereafter made available by the Pledgee to or for the benefit of the Pledgor, this Agreement shall terminate and such of the Collateral as has not theretofore been sold or otherwise applied pursuant to the provisions of this Agreement shall be delivered to the Pledgor.

         10. NOTICE. All notices and other communications hereunder shall be in writing and shall be given to the respective addresses and in the manner provided for in the Letter Agreement.

         11. FURTHER ASSURANCES. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, opinions and other documents, and will do or cause to be done all such other things, as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder.

         12. PLEDGEE'S EXONERATION. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any party or all of the Collateral beyond the safe custody thereof, and the same shall be at the Pledgor's sole risk at all times except as aforesaid. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral or against any other parties. The Pledgor hereby releases the Pledgee from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the use of the Collateral and/or any actions reasonably taken or omitted to be taken by the Pledgee with respect thereto, and the Pledgor hereby agrees to hold the Pledgee harmless from and with respect to any and all such claims, causes of action and demands. The Pledgee's, prior recourse to any part or all of the collateral or to any other collateral or obligor shall not constitute a condition of any demand, suit or proceeding for payment or collection with respect to any of the Obligations.

         13. REORGANIZATIONS. In the event of any one or more reclassifications, changes, exchanges, stock splits, stock dividends, stock consolidations or other subdivisions or combinations of the shares of the capital stock of the Company or any immediate or remote successor to substantially all of the business or assets of the Company pursuant to any one or more of


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the events described in this sentence, or consolidations of the Company or any such successor into other corporations, or other recapitalizations or reorganizations affecting the Company or any such successor, or any one or more sales or conveyances to another corporation of the property of the Company or any such successor as an entirety or substantially as an entirety (each, a "Reorganization"), the Pledgor will deliver to the Pledgee, in readily transferable form, all securities and property which come to the Pledgor with respect to the Collateral as a result of that and any subsequent Reorganization, except for securities and property surrendered or cancelled pursuant to any of same, and such securities and property shall thereupon become and constitute all or part of the Collateral, as the case may be. All sums of money and property paid or distributed in respect of the Collateral which are received by the Pledgor pursuant to a Reorganization shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee to secure the Payment and the due performance of and compliance with the Obligations. Any and all shares of any class of equity securities of the Company which may be issued or sold after the date hereof shall be deemed further Collateral hereunder and the certificates representing same shall be delivered to the Pledgee in readily transferable form to be held and dealt with pursuant to this Agreement.

         14. MISCELLANEOUS. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, but only be an instrument in writing signed by the party against whom enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Agreement shall inure to the benefit of the successors and assigns of the Pledgee, and shall be binding upon the successors and assigns of the Pledgor. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts. This Agreement may be executed simultaneously in several counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to persons, properties and circumstances other than those as to


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which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be duly executed, as an instrument under seal, as of the day an year first above written.



                                            PLEDGOR:
                                            OBJECT DESIGN, INC.


                                            By_________________________________
                                              Its


                                            PLEDGEE:
                                            FLEET BANK OF MASSACHUSETTS,
                                              N.A.


                                            By_________________________________


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                                                                   EXHIBIT 10.10

                       OBJECT DESIGN SECURITY CORPORATION
                         One New England Executive Park
                              Burlington, MA 01803

                                                                August 20, 1993


Fleet Bank of Massachusetts, N.A.
75 State Street
Boston, MA  02109

Gentlemen:

         In order to induce Fleet Bank of Massachusetts, N.A. (the "Bank") to enter into an amendment to its June 23, 1993 letter agreement (the "Letter Agreement") with Object Design, Inc. (the "Borrower") and to make one more loans (collectively, the "Loan") thereunder to the Borrower, the undersigned Object Design Security Corporation ("ODSC") represents and warrants to, and agrees with, the Bank as follows:

         1. ODSC represents that the Borrower is the owner of 100% if the outstanding stock of ODSC.

         2. ODSC agrees that at the date hereof and so long as all or any portion of the Loan is outstanding:

                  a. ODSC does not have and will not incur any Indebtedness (as defined in the Letter Agreement ) to any Person (as defined in the Letter Agreement), other than taxes not yet due and payable. There are no liens on any of the assets of ODSC and ODSC will not incur, assume or suffer any such lien to exist. ODSC is not liable under any guaranty of Indebtedness of another Person and will not make, assume or be liable with respect to any guaranty.

                  b. ODSC has and will have no employees.

                  c. ODSC conducts and will conduct no business other than buying, selling, dealing in or holding securities on its own behalf and not as a broker.

                  d. ODSC will maintain books and records separate from those of the Borrower and will conduct its corporate affairs in


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all respects as a separate corporation and not as the agent or alter ego of the
Borrower.

         Executed, as an instrument under seal, as of the day and year first above written.

                                            Very truly yours,
                                            OBJECT DESIGN SECURITY CORPORATION


                                            By_________________________________
                                              Its Treasurer


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